Exhibit 99.1

Press Contact:	For Immediate Release
Janine Fogal
650-623-1469

Investor Contact:
Bill Tamblyn
650-623-1309

Ditech Communications Announces Second Quarter Fiscal 2004 Financial Results

Revenues Up 35 Percent over Prior Quarter

Mountain View, California, November 20, 2003 - Ditech Communications Corporation (Nasdaq: DITC) reported results for its second quarter of fiscal 2004 ended October 31, 2003. Revenues for the second quarter of fiscal 2004 were $14.5 million, an increase of 35% from revenues of $10.7 million in the prior quarter and up 74% from revenues of $8.3 million in the same quarter in the prior fiscal year.

“Our return to profitability this quarter, amidst this magnitude of revenue growth, is both gratifying and very exciting for all of us,” said Tim Montgomery, president and CEO of Ditech Communications. “I believe our results, business fundamentals and strong balance sheet are evidence that we have achieved the proper balance between aggressive product and business development and conservative financial management.”

Ditech Communications (Ditech) will discuss its second quarter financial results at today’s conference call (see details later in this release).

Q2 Fiscal 2004 Results

•                  Income from continuing operations for the second quarter of fiscal 2004 of $2.9 million, compared to a loss from continuing operations of ($1.7) million in the same quarter in the prior fiscal year.

•                  Income per share from continuing operations for the second quarter of fiscal 2004 of $0.09, compared to a loss per share from continuing operations of ($0.06) in the same quarter in the prior fiscal year.

•                  Net income for the second quarter of fiscal 2004 of $2.9 million compared to a net loss of ($19.6) million in the same quarter in the prior fiscal year.

•                  Net income per share of $0.09, compared to a net loss per share of ($0.65) in the same quarter in the prior fiscal year.

Q3 Fiscal 2004 Outlook

Ditech expects revenues in the third quarter of fiscal 2004 to break the $20 million mark. The key drivers for this revenue are consistent with the second quarter results, including key account deployments and year-end budget spending by Ditech’s customers. Ditech expects gross profit, as a percentage of revenue, to be within 2% of second quarter levels. Ditech expects operating expenses to be up slightly from second quarter results as a consequence of increased revenue.

Conference Call

Ditech will host an investor webcast and conference call at 4:20 p.m. EDT today to review its second quarter performance and its outlook for the coming quarter. Any member of the public can listen to the conference call by calling the following number: (706) 634-5581. The conference call will also be broadcast live over the Internet and can be accessed by going to either the “Press Room” or “Investors” section of the Ditech web site home page: http://www.ditechcom.com. A replay of the Q2 FY04 conference call will be available via Ditech’s web site or by calling the Encore replay number at (706) 645-9291. The conference call ID is: 3588600. The replay of this call will be available two hours after the call is completed and will be available until December 4, 2003 and the webcast will be available on Ditech’s website until at least Ditech’s next earnings announcement.

Basis of Presentation

In July 2003, Ditech executed a sale of a substantial portion of the assets used in its optical business. As a result, the optical business is accounted for as a discontinued operation in all financial information presented.

Ditech Communications Corporation

Ditech Communications Corporation is a global telecommunications equipment supplier for voice networks. Ditech’s voice products are high-capacity echo canceller and voice enhancement products that utilize advanced software and digital signal processor (DSP) technology. This combination of software and hardware allows Ditech to deliver Voice Quality Assurance (VQA), a robust and cost-effective solution for voice enhancement (including noise reduction) and echo cancellation. Ditech (DITC) is listed on the Nasdaq National Market and is headquartered in Mountain View, California (web site: http://www.ditechcom.com).

Forward-Looking Statements

The statements in this press release regarding Ditech’s expected financial results for the third quarter of fiscal 2004 are forward-looking statements. Actual results could differ materially as a result of numerous risks and uncertainties, including the risk that: shipment of products Ditech expects to ship before the end of the quarter may be delayed or cancelled due to unexpected factors and events affecting Ditech’s customers; Ditech may experience weakening in demand for its voice and echo cancellation products; component supply problems may occur as a result of factors beyond its control; infrastructure demand could continue to weaken or remain flat due to the weakness in the economy or for other unanticipated reasons; Ditech’s competitors may develop products that compete favorably with Ditech’s new products; Ditech has a limited number of customers, the loss of any one which could cause its revenues to decrease materially; as well as those detailed in the section entitled “Future Growth and Operating Results Subject to Risk” in Ditech’s Form 10-Q for the quarter ended July 31, 2003 (filed September 15, 2003 with the Securities and Exchange Commission).

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Ditech Communications Corporation

Consolidated Statements of Operations

For the Three and Six Month Periods Ended October 31, 2003 and 2002

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2003	2002	2003	2002

Revenue	$14,487	$8,314	$25,204	$15,895

Cost of goods sold	4,937	3,424	8,691	6,715

Gross profit	9,550	4,890	16,513	9,180

Operating expenses:
Sales and marketing	3,028	3,233	6,008	6,377
Research and development	2,603	2,525	5,168	5,054
General and administrative	1,285	1,377	2,576	2,757
Restructuring Costs	—	—	1,016	—

Total operating expenses	6,916	7,135	14,768	14,188

Income (loss) from operations	2,634	(2,245)	1,745	(5,008)

Other income, net	275	496	659	971

Income (loss) before benefit from income taxes	2,909	(1,749)	2,404	(4,037)

Benefit from income taxes	(17)	—	(6)	—

Income (loss) from continuing operations	2,926	(1,749)	2,410	(4,037)

Discontinued operations:
Loss from discontinued operations	(33)	(17,844)	(2,550)	(26,791)
Loss on disposition of discontinued operations	—	—	(6,892)	—
Loss from discontinued operations	(33)	(17,844)	(9,442)	(26,791)

Income (loss) before cumulative effect of accounting change	2,893	(19,593)	(7,032)	(30,828)
Cumulative effect of accounting change	—	—	—	(36,837)

Net income (loss)	$2,893	$(19,593)	$(7,032)	$(67,665)

Basic income (loss) per share:
From continuing operations	$0.09	$(0.06)	$0.07	$(0.14)
From discontinued operations	—	$(0.59)	$(0.08)	$(0.88)
From disposition of discontinued operations	—	—	$(0.22)	—
From cumulative effect of accounting change	—	—	—	$(1.21)
Basic net income (loss) per share	$0.09	$(0.65)	$(0.23)	$(2.23)

Diluted income (loss) per share:
From continuing operations	$0.09	$(0.06)	$0.08	$(0.14)
From discontinued operations	—	$(0.59)	$(0.08)	$(0.88)
From disposition of discontinued operations	—	—	$(0.22)	—
From cumulative effect of accounting change	—	—	—	$(1.21)
Diluted net income (loss) per share	$0.09	$(0.65)	$(0.22)	$(2.23)

Weighted shares used in per share calculation:
Basic	31,297	30,360	30,995	30,291
Diluted	32,558	30,360	32,021	30,291

Ditech Communications Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	October 31, 2003	April 30, 2003

Assets
Cash and cash equivalents	$107,990	$94,495
Accounts receivable, net	1,287	6,249
Inventories	7,765	8,467
Other current assets	6,936	4,510

Total current assets	123,978	113,721

Property and equipment, net	3,172	8,893
Other assets	2,263	3,827

Total Assets	$129,413	$126,441

Liabilities and Stockholders’ Equity
Accounts payable	$2,177	$2,323
Accrued expenses	7,462	6,026
Deferred revenue	2,630	121
Income taxes payable	1,832	1,833

Total current liabilities	14,101	10,303

Common stock	276,324	270,038
Accumulated deficit	(161,012)	(153,980)
Foreign currency translation adjustment	—	80

Total stockholders’ equity	115,312	116,138

Total Liabilities and Stockholders’ Equity	$129,413	$126,441